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                                                                    EXHIBIT 23.6

                                    CONSENT

    I hereby consent to the reference to me under the caption "The Merger -- Terms of the Merger -- Directors and Principal Officers of NME" in the Information Statement on Schedule 14C of American Medical Holdings, Inc. ("AMH") and in the Prospectus forming a part of the Registration Statement on Form S-4 of National Medical Enterprises, Inc. ("NME") relating to the merger of AMH with and into NME.

Date: January 27, 1995
                                                  /s/ THOMAS J. PRITZKER

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                                                    Thomas J. Pritzker